EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-72556, 333-31777, 33-82164, 33-36415, 33-9383, 2-83732, 2-77309 and 2-64222) of Ducommun Incorporated of our report dated February 25, 2004 relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated March 1, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Los Angeles, California

March 1, 2004